Exhibit 99.2

LDI Holding Company, LLC (formerly Leehar Distributors, Inc.)

Consolidated Financial Statements
As of December 31, 2016 and for the
Period from August 17, 2016 to December 31, 2016

Financial Statements
As of December 31, 2015 and for the
Period from January 1, 2016 to October 31, 2016 and the Years Ended December 31, 2015 and 2014

The report accompanying these financial statements was issued by

BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Consolidated Financial Statements

As of December 31, 2016 and for the

Period from August 17, 2016 to December 31, 2016

Financial Statements

As of December 31, 2015 and for the

Period from January 1, 2016 to October 31, 2016

and the Years Ended December 31, 2015 and 2014

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Contents

Independent Auditor’s Report	3-4

Financial Statements

Balance Sheets	6-7

Statements of Operations	8

Statements of Changes in Members’ (Stockholders’) Equity	9

Statements of Cash Flows	10

Notes to Financial Statements	11-25

Tel: 314-889-1100 Fax: 314-889-1101 www.bdo.com	101 South Hanley Road, Suite 800 St. Louis, MO 63105

Independent Auditor’s Report

To the Members of

LDI Holding Company, LLC

St. Louis, Missouri

We have audited the accompanying restated financial statements of LDI Holding Company, LLC (the “successor”), formerly Leehar Distributors, Inc.,  (the “predecessor”) which comprise the balance sheets as of December 31, 2016 (successor) and 2015 (predecessor), and the related statements of operations, changes in members’ (stockholders’) equity, and cash flows for the period from August 17, 2016 to December 31, 2016 (successor), the period from January 1, 2016 to October 31, 2016 (predecessor) and for the years ended December 31, 2015 and 2014 (predecessor), and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, including the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“U.S. GAAP”). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the  financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of LDI Holding Company, LLC, formerly Leehar Distributors, Inc., as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the period from August 17, 2016 to December 31, 2016, the period from January 1, 2016 to October 31, 2016 and for the years ended December 31, 2015 and 2014, in accordance with U.S. GAAP.

Emphasis of Matter

As described in Note 3 to the financial statements, the accompanying financial statements have been restated to correct misstatements. In addition, as further described in Note 3, the Company elected to change its method of accounting for goodwill and business combinations. As the Company meets the definition of a public business entity, it has removed the effect of applying Accounting Standards Update No. 2014-02, Accounting for Goodwill, a consensus of the Private Company Council and No. 2014-18, Accounting for Identifiable Intangible Assets in a Business Combination, a consensus of the Private Company Council, and applied the provisions of Accounting Standards Codification Topics 350 and 805 applicable to public business entities. Our opinion is not modified with respect to these matters.

March 5, 2018

Financial Statements

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Balance Sheets

	(Successor)	(Predecessor)
	December 31,	December 31,
	2016,	2015,
	As Restated	As Restated
Assets

Current Assets
Cash	$5,870,402	$17,450,821
Accounts receivable	24,618,726	18,554,383
Rebates receivable	29,086,000	20,027,572
Inventory	2,036,774	2,205,031
Prepaid expenses	434,097	352,925
Due from related parties	6,699	176,775
Total Current Assets	62,052,698	58,767,507

Property and Equipment, Net	2,451,504	3,115,113

Trademark	24,918,000	—

Customer Relationships	119,941,250	1,016,000

Goodwill	78,146,376	1,870,318

Deposits	47,997	47,997

Total Assets	$287,557,825	$64,816,935

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Balance Sheets (Continued)

	(Successor)	(Predecessor)
	December 31,	December 31,
	2016,	2015,
	As Restated	As Restated
Liabilities and Members’ (Stockholders’) Equity

Current Liabilities
Accounts payable	$6,581,760	$10,055,987
Pharmacies payable	11,026,750	12,265,952
Accrued rebates payable	16,339,505	12,065,935
Accrued expenses	2,391,323	1,697,814
Due to related parties	—	244,771
Other current liabilities	—	285,065
Current portion of long-term debt	800,000	—
Total Current Liabilities	37,139,338	36,615,524

Long-Term Liabilities
Long-term debt, less current portion	112,066,300	—
Deferred rent payable	—	314,622
Other long-term liabilities	1,125,000	163,917
Deferred compensation	—	721,201
Total Long-Term Liabilities	113,191,300	1,199,740

Members’ (Stockholders’) Equity
Common stock, voting, no par value, 3,000 shares authorized; 3,000 shares issued and outstanding (Predecessor)	—	—
Common stock, non-voting, no par value, 27,000 shares authorized; 27,000 shares issued and outstanding (Predecessor)	—	—
Additional paid-in capital	—	336,844
Retained earnings	—	26,664,827
Members’ equity	137,227,187	—
Total Members’ (Stockholders’) Equity	137,227,187	27,001,671
Total Liabilities and Members’ (Stockholders’) Equity	$287,557,825	$64,816,935

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Statements of Operations

	(Successor)	(Predecessor)
	Period from	Period from
	August 17, 2016	January 1, 2016	Year Ended	Year Ended
	to December 31,	to October 31,	December 31,	December 31,
	2016,	2016,	2015,	2014,
	As Restated	As Restated	As Restated	As Restated

Revenues	$64,648,522	$294,501,987	$318,443,734	$275,594,415

Cost of Revenues	58,427,567	265,107,206	290,666,384	256,551,809

Gross Profit	6,220,955	29,394,781	27,777,350	19,042,606

Operating Expenses	4,023,092	7,712,346	9,168,550	9,144,944
Acquisition Related Expenses	11,542,070	—	—	—

Operating (Loss) Income	(9,344,207)	21,682,435	18,608,800	9,897,662

Other Expense (Income)
Interest expense	1,503,460	—	—	—
Other, net	(200,660)	25,620	(28,726)	(50,686)

Total Other Expense (Income)	1,302,800	25,620	(28,726)	(50,686)

Net (Loss) Income	$(10,647,007)	$21,656,815	$18,637,526	$9,948,348

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Statements of Changes in Members’ (Stockholders’) Equity

Successor

Period from August 17, 2016 to December 31, 2016, As Restated

			Total
			Members’
	Class A	Undistributed	Equity
	Units	Loss	(As Restated)
Balance, August 17, 2016	$—	$—	$—

Member contributions	147,850,000	—	147,850,000

Equity-based compensation expense	24,194	—	24,194

Net loss	—	(10,647,007)	(10,647,007)

Balance, December 31, 2016	$147,874,194	$(10,647,007)	$137,227,187

Predecessor

Years ended December 31, 2014 and 2015 and the Period from January 1, 2016 to October 31, 2016, As Restated

							Total
	Common Stock				Additional		Shareholders’
	Voting		Non-Voting		Paid-In	Retained	Equity
	Shares	Amount	Shares	Amount	Capital	Earnings	(As Restated)
Balance, December 31, 2013	3,000	$—	27,000	$—	$336,844	$6,082,623	$6,419,467

Net income in 2014	—	—	—	—	—	9,948,348	9,948,348
Distributions to stockholders	—	—	—	—	—	(1,924,400)	(1,924,400)

Balance, December 31, 2014	3,000	$—	27,000	$—	$336,844	$14,106,571	$14,443,415

Net income in 2015	—	—	—	—	—	18,637,526	18,637,526
Distributions to stockholders	—	—	—	—	—	(6,079,270)	(6,079,270)

Balance, December 31, 2015	3,000	$—	27,000	$—	$336,844	$26,664,827	$27,001,671

Net income in 2016	—	—	—	—	—	21,656,815	21,656,815
Distributions to stockholders	—	—	—	—	—	(26,029,365)	(26,029,365)

Balance, October 31, 2016	3,000	$—	27,000	$—	$336,844	$22,292,277	$22,629,121

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Statements of Cash Flows

	(Successor)	(Predecessor)
	Period from	Period from
	August 17, 2016	January 1, 2016	Year Ended	Year Ended
	to December 31,	to October 31,	December 31,	December 31,
	2016	2016	2015	2014
	As Restated	As Restated	As Restated	As Restated
Cash Flows From Operating Activities
Net (loss) income	$(10,647,007)	$21,656,815	$18,637,526	$9,948,348
Adjustments to reconcile net (loss) income to net cash (used by) provided by operating activities:
Depreciation and amortization	2,602,266	881,421	1,122,835	1,025,025
Accrued interest on subordinated debt	50,000	—	—	—
Loss (gain) on disposal of property and equipment	—	43,701	—	(45,974)
Compensation expense related to unit incentive plan	24,194	—	—	—
Decrease (increase) in assets, net of business acquisition:
Accounts receivable - trade	2,577,655	(7,750,027)	(2,261,109)	(3,262,627)
Rebates receivable	(1,983,745)	(6,579,496)	(11,420,713)	(6,941,426)
Inventory	219,941	(51,684)	(301,344)	(231,779)
Prepaid expenses	(80,985)	(187)	(163,746)	358
Due from related parties	88	169,988	(133,067)	371,984
Deposits	—	—	40,000	(40,001)
Increase (decrease) in liabilities, net of business acquisition:
Accounts payable	(1,712,647)	(1,761,581)	1,333,990	2,443,663
Pharmacies payable	(1,498,594)	259,392	1,464,868	4,645,721
Accrued rebates payable	3,108,987	1,164,583	5,126,357	2,801,017
Accrued expenses	743,464	(49,955)	(148,943)	1,200,150
Due to related parties	—	(244,771)	48,891	(877,659)
Deferred rent	—	(38,192)	28,595	45,191
Other liabilities	(83,333)	1,030,528	(241,376)	(613,219)
Deferred compensation	—	(59,885)	(35,933)	—
Net Cash (Used By) Provided By Operating Activities	(6,679,716)	8,670,650	13,096,831	10,468,772

Cash Flows From Investing Activities
Proceeds from sale of equipment	—	—	—	79,964
Capital expenditures	(80,537)	(92,106)	(191,706)	(682,347)
Acquisition	(247,960,345)	—	—	—
Net Cash Used By Investing Activities	(248,040,882)	(92,106)	(191,706)	(602,383)

Cash Flows From Financing Activities
Cash distributions to stockholders	—	(26,029,365)	(6,079,270)	(850,861)
Proceeds from issuance of long-term debt	115,000,000	—	—	—
Debt issuance costs	(2,259,000)	—	—	—
Members contributions	147,850,000	—	—	—
Net Cash Provided by (Used By) Financing Activities	260,591,000	(26,029,365)	(6,079,270)	(850,861)

Net Increase (Decrease) In Cash	5,870,402	(17,450,821)	6,825,855	9,015,528

Cash, Beginning of period	—	17,450,821	10,624,966	1,609,438

Cash, End of period	$5,870,402	$—	$17,450,821	$10,624,966

Supplemental Disclosure of Cash Flow Information:
Non-cash financing activities:
Distributions used to pay down related party notes receivable	$—	$—	$—	$1,073,539

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

1.          Organization and Nature of Operations

Operations

LDI Holding Company, LLC (“LLC”, “Hold Co”, or “Successor Company”) was formed on August 17, 2016 (“date of inception”) as a Delaware limited liability company to acquire the assets of Leehar Distributors, Inc. (“Inc.” or “Predecessor Company”). Hold Co, formerly Inc. (collectively, the “Company”) operates primarily in the St. Louis Metropolitan Area. The Company is engaged in the business of pharmaceutical benefits management and domestic mail order pharmaceutical sales. In the normal course of business, the Company extends credit to its customers.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s operations and financial position.

LLC financial statements for the period August 17, 2016 to December 31, 2016 effect the Acquisition described in Note 4.  LLC had no activity from its formation date on August 17, 2016 through November 1, 2016 when it closed on the Acquisition of Inc. Thus, income statement accounts reflected in these financial statements for the Successor Company include activity solely for the post-acquisition period November 1, 2016 to December 31, 2016.

Inc. financial statements as of December 31, 2015, for the period January 1, 2016 to October 31, 2016 and the years ended December 31, 2015 and 2014 reflect activity of the Predecessor Company and have not been effected for the impact of the Acquisition.

The financial information of the Successor Company and Predecessor Company may not be directly comparable due to the change in basis of presentation resulting from the application of purchase accounting to the November 1, 2016 Acquisition of Inc. and resulting impact on operating results after that date. The financial statements of the Successor Company are consolidated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Cash

The Company maintains balances at a bank in amounts that, at times, exceed the Federal Deposit Insurance Corporation insurance limits. The Company has never experienced any losses in such accounts.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Accounts not paid within 30 days of the invoice date are considered past due. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. The Company recorded an allowance for doubtful accounts of $0 and $244,677 as of December 31, 2016 and 2015, respectively.

Rebate Accounting

The Company receives rebates from pharmaceutical manufacturers related to the purchase of drugs, a portion of which, depending on contract terms, are paid back to its customers. Rebates earned for the period November 1, 2016, the date of Acquisition, to December 31, 2016 were $8,230,946. Rebates earned for the period from January 1, 2016 to October 31, 2016, and for the years ended December 31, 2015 and 2014 totaled $35,891,275, $32,888,250 and $19,187,664, respectively. Rebates earned are recorded as a reduction of cost of revenues in the statements of operations.

The amount of rebates due back to customers for the period November 1, 2016 to December 31, 2016 was $4,261,854. The amount of rebates due back to customers for the period from January 1, 2016 to October 31, 2016 and the years ended December 31, 2015 and 2014 were $20,294,091, $18,090,678 and $11,861,003, respectively. Rebates due back to customers are recorded as a reduction of revenues in the statements of operations. The Company records rebates receivable from the manufacturer and payable to the clients when prescriptions covered under contractual agreements with the manufacturers are dispensed. Rebates receivable at period end dates are estimated based on actual claims data provided by the Company’s third party aggregator. The portion of rebates payable back to the Company’s clients are estimated based upon historical and/or anticipated sharing percentages. As described in footnote 3, the Company has restated its financial statements to reflect rebates receivable and rebates payable balances based on subsequent cash collections.

Inventory

Inventory is comprised of pharmaceutical products purchased for ultimate sale to the Company’s customers. Inventory is stated at the lower of cost or market, with cost determined using the first-in, first-out method.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization using the straight-line method. Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments, which extend the useful lives of the assets, are capitalized. Upon retirement or disposal, the costs of the assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in earnings. Depreciation is computed over the following estimated useful lives:

Vehicles, furniture, computers and equipment	3 - 7 years
Leasehold improvements	Shorter of lease term or asset life

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Management evaluates the recoverability of the investment in property and equipment whenever events or changes in circumstances indicate that the Company may not be able to recover the asset’s carrying amount. Primary indicators of impairment include significant declines in the operating results or an expectation that a long-lived asset may be disposed of before the end of its useful life. The Company measures the recoverability of assets to be held and used by a comparison of the carrying amount of the asset, or group of assets, to the net estimated future cash flows to be generated by the asset or asset group. At December 31, 2016 and 2015, management did not consider its property and equipment to be impaired.

Trademark

The trademark was fair valued in connection with the Acquisition and has been assigned an indefinite life. The trademark has a carrying amount of $24,918,000 and is subject to impairment testing at least annually. There was no impairment of the Company’s trademark as of December 31, 2016.

Customer Relationships

The customer relationships recorded at December 31, 2015 were acquired by Inc. through prior acquisitions and were being amortized using the straight-line method over seven years. The customer relationships recorded at December 31, 2016 were fair valued in connection with the Acquisition and are being amortized on an accelerated basis over 20 years. The accelerated model used by the Company matches amortization expense to expected cash flows from these customer relationships in future periods.

Debt Financing Costs

During 2016, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2015-03, Imputation of Interest, under which debt financing costs are reported in the balance sheet as a direct reduction from the face amount of long-term debt and are amortized as interest expense over the term of the underlying debt. The Company uses the straight-line method to amortize debt financing costs, which is materially equivalent to the effective interest rate method.

Goodwill

Goodwill represents the excess of costs over fair value of the assets of businesses acquired. Goodwill is not amortized, but instead is tested, at least annually at December 31, to determine if certain circumstances indicate a possible impairment may exist. Recoverability of goodwill is measured by comparing the fair value of the reporting unit to its carrying value, including goodwill. If the fair value of the goodwill is less than the carrying value, the difference is recognized as impairment and the carrying value is reduced accordingly.

The Company previously elected the alternative treatment for amortizing goodwill using the straight-line method over its estimated useful life not to exceed 10 years in accordance with FASB Accounting Standards Codification (“ASC”) 350, Intangibles- Goodwill and Other. This election also permitted the Company to present customer related intangibles as part of goodwill. However, as described in Note 3, this election was reversed, customer relationships have been identified as a separate intangible asset, and no goodwill amortization has been recorded in the accompanying consolidated financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Other Long-term Liabilities

Inc. entered into a prime vendor agreement, which was acquired by LLC, in March 2016 and expires in March 2019. The agreement provided a one-time upfront purchase discount totaling $1,500,000. FASB ASC 605-50-25 requires purchase discounts to be recognized as reductions in costs of sales based on a systematic and rational allocation of the consideration received and the underlying purchase agreement. The purchase agreement requires minimum monthly purchases over a specified period of 36 months (qualified monthly purchases must be equal to or exceed $8,500,000 and the generic purchase of merchandise purchased through the prime vendor’s generic programs must be equal to or exceed 7% of total mail order drug purchases). The Company recognizes the reductions in costs of sales on a straight-line basis over the term of the agreement. Reductions in costs of sales totaled $83,333 during the post-acquisition period from November 1, 2016 to December 31, 2016. Reductions in costs of sales totaled $291,667 during the period from March 2016 to October 31, 2016. The unamortized value of this purchase discount totaled $1,125,000 at December 31, 2016 and is included in other long-term liabilities on the balance sheet.

Inc. entered into a prime vendor agreement in March 2012 that expired in March 2015. The agreement provided a one-time upfront purchase discount totaling $1,200,000. The purchase agreement requires minimum monthly purchases over a specified period of 36 months. The Company recognized the reductions in costs of sales on a straight-line basis over the term of the agreement. Reductions in costs of sales totaled $100,000 and $400,000 during the years ended December 31, 2015 and 2014.

Fair Value Measurements

FASB ASC 820-10 establishes a framework for measuring fair value. This framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under FASB ASC 820-10 are described below:

Level 1                                Inputs to the valuation methodology are quoted prices in active markets for identical investments as of the reporting date,

Level 2                                Inputs to the valuation methodology other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and the fair value can be determined through the use of models of other valuation methodologies, and

Level 3                                Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity for the asset or liability and the reporting entity makes estimates and assumptions relating to the pricing of the asset or liability, including assumptions regarding risk.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

The carrying amount of the following financial instruments approximates fair value because of the short-term maturity of these instruments: accounts receivable, rebates receivable, accounts payable, pharmacies payable, accrued rebates payable, and accrued expenses. The carrying amount of the Company’s long-term debt approximates fair value as the note bears interest at a current market rate for debt with a similar maturity.

Revenue Recognition

The Company fills pharmaceutical prescriptions through mail-order, processes claims for prescriptions filled by retail pharmacies in its network, and provides retail pharmacy benefit management services for employer healthcare plans.

Revenues from dispensing pharmaceuticals through mail-order are recognized when pharmaceuticals are shipped. Revenues related to prescriptions filled by retail pharmacies and retail pharmacy benefit management services provided are recognized when prescription claims are processed.

Revenues related to the distribution of prescription drugs by retail pharmacies in the Company’s network represent the prescription price (ingredient cost plus dispensing fee) negotiated by the Company’s clients, plus any associated administrative fees. These revenues are recognized when the claim is processed. The Company independently has a contractual obligation to pay the network pharmacy providers for benefits provided to the clients’ members. As such, the Company acts as a principal in the arrangement and includes the total prescription price as revenue in accordance with U.S. GAAP. The primary indicators of gross treatment are present. When a prescription is presented by a member to a retail pharmacy within the Company’s network, the Company is solely responsible for confirming member eligibility, performing drug utilization review, reviewing for drug-to-drug interactions, performing clinical intervention, which may involve a call to the member’s physician, communicating plan provisions to the pharmacy, directing payment to the pharmacy and billing the client for the amount it is contractually obligated to pay the Company for the prescription dispensed, as specified within the client contracts. The Company also provides benefit design and formulary consultation services to clients. The Company has separately negotiated contractual relationships with clients and with network pharmacies, and under the contracts with pharmacies the Company generally assumes the credit risk of the clients’ ability to pay for drugs dispensed by these pharmacies to clients’ members. The Company, not its clients, is obligated to pay the retail pharmacies within the network the contractually agreed upon amount for the prescription dispensed, as specified within the provider contracts. These factors indicate that the Company is a principal as defined by U.S. GAAP and, as such, the Company records the total prescription price contracted with clients in revenue. Revenues generated from prescriptions filled by retail pharmacies totaled $36,310,011, $160,107,124, $176,602,252 and $152,330,711 for the period November 1, 2016 to December 31, 2016, the period January 1, 2016 to October 31, 2016 and the years ended December 31, 2015 and 2014, respectively. In retail pharmacy transactions, amounts paid to pharmacies and amounts charged to clients are always exclusive of the applicable co-payment. Retail pharmacy co-payments, which the Company instructs retail pharmacies to collect from members, are included in revenues and cost of revenues. Retail pharmacy co-payments included in revenues and cost of revenues totaled $7,263,525, $38,273,233 $41,012,685 and $39,254,933 for the period November 1, 2016 to December 31, 2016, the period January 1, 2016 to October 31, 2016 and the years ended December 31, 2015 and 2014, respectively.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Shipping and Handling Costs

Shipping and handling costs for the post-acquisition period from November 1, 2016 to December 31, 2016 were $323,921. Shipping and handling costs for the period from January 1, 2016 to October 31, 2016 and for the years ended December 31, 2015 and 2014 were $1,333,221, $1,131,841 and $913,129, respectively. Shipping and handling costs are included in cost of revenues in the statements of operations.

Sales Taxes

The Company collects from its customers the sales taxes imposed on its sales by the states in which it does business and remits these taxes to the states. The Company records sales tax on a net basis in the statements of operations.

Advertising

The Company expenses the costs of advertising when incurred. Advertising expense for the post-acquisition period from November 1, 2016 to December 31, 2016 was $15,849. Advertising expense for the period from January 1, 2016 to October 31, 2016 and for the years ended December 31, 2015 and 2014 was $56,419, $75,273 and $305,927, respectively. Advertising expense is included in operating expenses in the statements of operations.

Income Taxes

The Successor Company is a limited liability company. Limited liability companies operate under sections of federal and state income tax laws which provide that, in lieu of company-level income taxes, the members separately account for their pro rata shares, as allocated in accordance with the members’ operating agreement, of items of income, deductions, losses and credits. Inc. was previously organized as an S corporation under the provisions of the Internal Revenue Code. As an S Corporation, Inc. was generally not subject to income taxes. Instead, stockholders were individually liable for income taxes on their respective shares of the Company’s taxable income. Accordingly, a provision for income taxes has not been included in these financial statements.

The Company follows FASB ASC 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how an organization should measure, recognize, present, and disclose in its financial statements uncertain tax positions that an organization has taken or expects to take on a tax return. Management annually reviews its tax positions and has determined that there are no material uncertain tax positions that require recognition in the financial statements as of December 31, 2016 and 2015.

The Company files income tax returns with the U.S. federal government and with various state and local governments. The Company is currently subject to U.S. federal, state, and local income tax examinations by tax authorities for jurisdictions in which the Company has filed tax returns for subsequent to December 31, 2014.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which established a comprehensive revenue recognition standard for virtually all industries under U.S. GAAP, including those that previously followed industry specific guidance such as real estate, construction and software industries. The revenue standard’s core principle is built on the contract

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, the standard requires five basic steps: i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The statement is effective for private entities for annual periods beginning after December 15, 2018. The Company has substantially completed its evaluation and determined that the impact of ASU 2014-09 on its financial statements will not be significant.

In February 2016, the FASB issued ASU 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for private entities for annual periods beginning after December 15, 2019. The Company is in the process of evaluating the potential impact of ASU 2016-02 on its financial statements and has not yet determined the method by which the standard will be adopted in 2020.

Subsequent Events

Management has evaluated subsequent events through March 5, 2018, the date the financial statements were available to be issued. On December 20, 2017, LLC was acquired by Diplomat Pharmacy, Inc. for a combination of cash and stock consideration totaling $595 million.

3. Restatement of Previously Issued Financial Statements and Changes in Accounting Policies

In connection with preparation of these financial statements, the Company corrected certain errors in each period presented, all of which had been previously reported, related to (1) rebates receivable and payable estimates recorded at period end dates, and (2) the presentation of co-payment revenue related to retail pharmacy transactions. In addition, the Company changed its accounting policies related to its accounting for goodwill and business combinations. These accounting policy changes resulted in the reversal of amortization expense previously recorded on goodwill under AASU. 2014-02, Accounting for Goodwill, a consensus of the Private Company Council,  and also resulted in the Successor Company recognizing an intangible asset for customer relationships in purchase accounting on November 1, 2016 under the provisions of ASC 350 and ASC 805 which unwound the accounting previously applied under ASU 2014-18, Accounting for Identifiable Assets in a Business Combination.

LDI Holding Company, LLC
(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

As of December 31, 2016 and for the period August 17, 2016 to December 31, 2016

			(2)
		(1) (3) (5)	Change in
	As Previously	Correction of	Accounting
	Reported	Errors	Policy	As Restated
Rebates receivable (1)	$24,624,442	$4,461,558	$—	$29,086,000
Total current assets	57,591,140	4,461,558	—	62,052,698
Goodwill (1) (2)	203,475,323	(6,594,682)	(118,734,265)	78,146,376
Customer relationships (2)	—	—	119,941,250	119,941,250
Total assets	288,483,964	(2,133,124)	1,206,985	287,557,825
Accrued rebates payable (1)	19,627,661	(3,288,156)	—	16,339,505
Total current liabilities	40,427,494	(3,288,156)	—	37,139,338
Members’ equity	134,865,170	1,155,032	1,206,985	137,227,187

Total liabilities and members’ equity	288,483,964	(2,133,124)	1,206,985	287,557,825

Revenues (1) (3)	56,668,863	7,979,659	—	64,648,522
Cost of revenues (1) (3) (5)	51,602,940	6,824,627	—	58,427,567
Gross profit	5,065,923	1,155,032	—	6,220,955
Operating expenses (2)	5,230,077	—	(1,206,985)	4,023,092
Net (loss) income	(13,009,024)	1,155,032	1,206,985	(10,647,007)

For the period January 1, 2016 to October 31, 2016

	As Previously Reported	(1) (3) (4) Correction of Errors	(2) Change in Accounting Policy	As Restated
Revenues (1) (3) (4)	$275,276,017	$19,225,970	$—	$294,501,987
Cost of revenues (1) (3) (4)	246,339,647	18,767,559	—	265,107,206
Gross profit	28,936,370	458,411	—	29,394,781
Operating expenses (2)	7,868,206	—	(155,860)	7,712,346
Net (loss) income	21,042,544	458,411	155,860	21,656,815

As of December 31, 2015 and for the year then ended

			(2)
		(1) (3)	Change in
	As Previously	Correction of	Accounting
	Reported	Errors	Policy	As Restated
Rebates receivable (1)	$14,475,494	$5,552,078	$—	$20,027,572
Total current assets	53,215,429	5,552,078	—	58,767,507
Goodwill (2)	1,496,254	—	374,064	1,870,318
Total assets	58,890,793	5,552,078	374,064	64,816,935
Accrued rebates payable (1)	11,992,522	73,413	—	12,065,935
Total current liabilities	36,542,111	73,413	—	36,615,524
Members’ equity	21,148,942	5,478,665	374,064	27,001,671
Total liabilities and members’ equity	58,890,793	5,552,078	374,064	64,816,935

LDI Holding Company, LLC
(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

As of December 31, 2015 and for the year then ended (continued)

	As Previously Reported	(1) (3) (4) Correction of Errors	(2) Change in Accounting Policy	As Restated
Revenues (1) (3) (4)	$294,187,121	$24,256,613	$—	$318,443,734
Cost of revenues (1) (3) (4)	267,996,673	22,669,711	—	290,666,384
Gross profit	26,190,448	1,586,902	—	27,777,350
Operating expenses (2)	9,355,395	187	(187,032)	9,168,550
Net (loss) income	16,863,779	1,586,715	187,032	18,637,526

For the year ended December 31, 2014

	As Previously Reported	(1) (3) (4) Correction of Errors	(2) Change in Accounting Policy	As Restated
Revenues (1) (3) (4)	$246,995,634	$28,598,781	$—	$275,594,415
Cost of revenues (1) (3) (4)	232,340,164	24,211,645	—	256,551,809
Gross profit	14,655,470	4,387,136	—	19,042,606
Operating expenses (2)	9,331,975	—	(187,031)	9,144,944
Net (loss) income	5,374,181	4,387,136	187,031	9,948,348

(1)         These adjustments restate the rebates receivable and rebates payable estimates at each period end date to account for errors in the Company’s estimation process which primarily stemmed from making rebate estimates with incomplete available information.  The corresponding impact of restating these receivable and payable amounts was recorded to cost of revenues and revenues, respectively, in the statements of operations.

(2)         These adjustments reverse amortization expense recorded on goodwill in both the Successor and Predecessor companies based on the change in accounting policy from the Private Company Council alternatives to ASC 350 and ASC 805 as described above. Additionally, the adjustments include re-allocating $122,183,000 originally capitalized to goodwill in purchase accounting for the Successor Company to a customer relationship intangible asset in accordance with ASC 805. Amortization expense recorded on the customer relationship intangible assets totaled $2,241,750 for the post-acquisition period November 1, 2016 to December 31, 2016 and is reflected in the change in accounting policy column of the table above. Amortization expense previously recorded on goodwill totaled $3,448,735, $155,860, $187,032, and $187,031 for the successor period August 17, 2016 to December 31, 2016, the predecessor period January 1, 2016 to October 31, 2016 and the predecessor years ended December 31, 2015 and 2014, respectively.

(3)         These corrections increase revenues and cost of revenues for co-payment revenues generated on retail pharmacy transactions in each period presented. Historically, the Company accounted for such transactions on a net basis. The impact of recording these adjustments increased revenues and costs of revenues by $7,263,525, $38,273,233, $41,012,685 and $39,254,933 for the successor period August 17, 2016 to December 31, 2016, the predecessor period January 1, 2016 to October 31, 2016 and the predecessor years ended December 31, 2015 and 2014, respectively. These adjustments correct rebates passed through to the Company’s customers previously reported as costs of revenue to contra

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

revenue in amounts of $22,036,201, $16,877,037 and 12,282,744 for the predecessor period from January 1 to October 31, 2016 and the predecessor years ended December 31, 2015 and 2014, respectively. In addition, other fees which were improperly reflected as contra revenue have been adjusted to cost of revenue in the amounts of $1,246,829, $1,348,021 and $1,204,011 for the predecessor period from January 1 to October 31, 2016 and the predecessor years ended December 31, 2015 and 2014, respectively.

(4)         The Company recorded a $162,451 adjustment to reflect its inventory at fair market value in connection with the Acquisition of Inc. on November 1, 2016. This adjustment serves to record the full impact of that adjustment in cost of revenues for the period August 17, 2016 to December 31, 2016. This adjustment was not reflected in the Company’s previously issued financial statements.

The restatement adjustments and changes in accounting policies summarized above have no impact on the reported operating, investing or financing cash flows for any period presented.

4. Business Acquisitions

On November 1, 2016, LLC acquired all of the assets and liabilities of Inc., a Missouri corporation d/b/a LDI Integrated Pharmacy Services, engaged in the business of supplying mail-order pharmaceuticals and providing retail pharmacy benefit management services for employer healthcare plans for cash consideration of $247,960,345 (the “Acquisition”). The Company recorded a working capital receivable due from the sellers of $891,791 in Accounts Receivable at December 31, 2016 with a corresponding reduction to goodwill. This reduction to goodwill is reflected in the allocation of the purchase price included in the table below. The Acquisition is treated as a business combination in accordance with FASBASC 805, Business Combinations. Accordingly, financial results prior to November 1, 2016 relate to the Predecessor Company and results subsequent thereto pertain to the Successor Company.

Costs related to the Acquisition, which included legal, accounting, and other professional service fees, in the amount of $11,542,070 were charged directly to operations and are reported in acquisition related expense in the statement of operations for the period August 17, 2016 to December 31, 2016.

The following table summarizes the net assets acquired (at fair value):

Accounts receivable	(a)	$26,304,590
Rebates receivable	(a)	27,562,161
Inventory	(b)	2,419,135
Prepaid expenses	(a)	353,112
Due from related parties		6,787
Property and equipment	(c)	2,493,763
Trademark	(d)	24,918,000
Goodwill	(e)	78,146,376
Customer relationships	(f)	122,183,000
Deposits		47,997
		284,434,921
Accounts payable	(a)	(8,294,405)
Pharmacies payable	(a)	(12,525,344)
Accrued rebates payable	(a)	(13,690,426)
Accrued expenses	(a)	(1,647,859)
Other long-term liabilities		(1,208,333)
Net assets acquired		$247,068,554

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

(a)         Working capital accounts recorded at fair value in connection with the Acquisition.

(b)         Inventory recorded at fair value at date of acquisition includes a step-up of $162,451 which was expensed to cost of revenues in the post-acquisition period November 1, 2016 to December 31, 2016.

(c)          Property and equipment were recorded at their estimated fair values at date of acquisition.

(d)         The trademark was recorded at fair value as of the date of acquisition using the relief from royalty method, which is an income approach method based on cash flow projections and assumptions of future operations.

(e)          Goodwill reflects the amount of consideration paid in excess of the fair value of identifiable assets and liabilities acquired.

(f)           Customer relationship intangibles were recorded at fair value as of the date of acquisition using the multi-period excess earnings method, which is an income approach method based on cash flow projections and assumptions of future operations.

5.   Accounts Receivable

Accounts receivable consist of the following:

	(Successor)	(Predecessor)
December 31,	2016	2015

Trade receivables	$24,483,510	$18,761,086
Co-pay receivables	39,642	37,974
Miscellaneous Receivables	95,574	—
Allowance for doubtful accounts	—	(244,677)
	$24,618,726	$18,554,383

6.   Property and Equipment, Net

Property and equipment, net consists of the following:

	(Successor)	(Predecessor)
December 31,	2016	2015

Vehicles	$6,849	$244,287
Furniture, computers and equipment	1,162,174	4,219,599
Leasehold Improvements	1,405,277	1,571,861
	2,574,300	6,035,747
Less accumulated depreciation and amortization	122,796	2,920,634
	$2,451,504	$3,115,113

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Depreciation expense for the post-acquisition period from November 1, 2016 to December 31, 2016 was $122,796. Depreciation expense for the period from January 1, 2016 to October 31, 2016 and for the years ended December 31, 2015 and 2014 was $669,755, $868,835 and $765,643, respectively.

7. Customer Relationships

The carrying value of customer relationships was $122,183,000 and the related accumulated amortization was $2,241,750 at December 31, 2016. The carrying value of customer relationships was $1,778,000 and the related accumulated amortization was $762,000 at December 31, 2015.

Future estimated aggregate amortization expense is as follows:

Years Ending December 31,

2017	$13,450,502
2018	11,955,794
2019	10,804,784
2020	9,848,183
2021	9,053,978
Thereafter	64,828,009
$119,941,250

8. Long-Term Debt

Long-term debt consists of the following:

	(Successor)	(Predecessor)
December 31,	2016	2015

Revolving line of credit with a maximum balance of $15,000,000 at; Expires November 1, 2021. Interest is payable monthly at the base rate plus applicable margin (LIBOR + 4.75% - floor of 5.75% at December 31, 2016).	$5,000,000	—

Bank term loan, payable in quarterly principal installments of $200,000 with the remaining principal due November 1, 2022; interest payable quarterly at LIBOR plus the applicable margin, as defined (LIBOR + 4.75% - floor of 5.75% at December 31, 2016).	80,000,000	—

Subordinated senior debt, payable to members; interest at 12% - 11% per annum, payable quarterly in cash arrears plus 1% per annum, payable quarterly in cash or accrued as principal; due May 1, 2023.	30,050,000	—

	115,050,000	—
Less current maturities	800,000	—
Less unamortized debt financing costs	2,183,700	—
	$112,066,300	—

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Successor Company

The Company maintains financing agreements with banks consisting of a revolving line of credit and a secured term loan. The loan agreement requires the Company to pay a percentage fee for the unused portion of the revolving credit commitment, subject to certain criteria defined in the loan agreement. Total fees charged during the post-acquisition period from November 1, 2016 to December 31, 2016 were $8,472 and are included in interest expense in the statement of operations.

In addition, the Company has outstanding subordinated notes totaling $30,050,000, inclusive of deferred interest of $50,000 capitalized during the post-acquisition period November 1, 2016 to December 31, 2016. The notes are subordinate to the bank financing agreements.

Both the bank and subordinated debt are subject to certain financial covenants. These covenants include a maximum total leverage ratio and a minimum ratio of fixed charges. The Company was in compliance with these covenants at December 31, 2016. All of the loans are collateralized by substantially all of the assets of Hold Co.

The scheduled maturities of long-term debt and unamortized debt financing costs as of December 31, 2016 are as follows:

Years Ending December 31,	Principal	Unamortized Debt Financing Costs

2017	$800,000	$376,920
2018	800,000	375,033
2019	800,000	373,157
2020	800,000	371,292
2021	5,800,000	369,436
Thereafter	106,050,000	317,862
	$115,050,000	$2,183,700

Amortization expense from debt financing costs totaling $75,300 is included in interest expense in the statement of operations for the post-acquisition period from November 1, 2016 to December 31, 2016.

Predecessor Company

The Company had a revolving line of credit loan for borrowings up to the calculated borrowing base not to exceed $4,500,000. The calculated borrowing base was $4,500,000 at December 31, 2015. Interest was calculated quarterly and payable monthly and accrued at a rate per annum equal to LIBOR plus a percentage varying from 2.25% to 3.00% based up on the ratio of total funded debt to earnings before income taxes, depreciation and amortization. The Company did not have an outstanding balance on this line at December 31, 2015. The note was secured by the unlimited

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

guarantees of the shareholders of Inc. and their trusts and all business assets of the Company with the exception of a money market account held at a separate bank.

9.   Members’ Equity

Hold Co’s LLC Agreement authorizes 6,720,455 Class B-1 Units, 6,720,455 Class B-2 Units and 6,720,455 Class B-3 Units for issuance under an equity incentive plan. At December 31, 2016, 4,200,284 Class B-1 Units, 4,200,284 Class B-2 Units and 4,200,284 Class B-3 Units had been issued to members of LLC’s management. All Class B-1, B-2 and B-3 Units were issued on November 1, 2016. The fair values of the Class B-1, Class B-2 and Class B-3 Units issued were $685,338, $593,001 and $324,766, respectively. Class B-1 Units time vest over five years or upon a liquidity event or series of liquidity events which result in Hold Co receiving proceeds greater than 2 times the aggregate Class A contribution amounts (“Class B 2x Performance Hurdle”). Class B-2 Units vest upon achievement of the Class B 2x Performance Hurdle. Class B-3 Units vest upon a liquidity event or series of liquidity events which result in Hold Co receiving proceeds greater than 3 times the aggregate Class A contribution amounts. Compensation expense recorded for the Class B-1 units was $24,194 for the period ended December 31, 2016 and is included in operating expenses in the statements of operations. No compensation expense was recorded for Class B-2 or Class B-3 Units as a liquidity event was not deemed probable as of December 31, 2016.

10. Operating Lease Commitments

The Company leases space for its mail order pharmacy and corporate office employees in St. Louis, Missouri.  Total future minimum rental payments required under this non-cancellable operating lease with terms greater than one year as of December 31, 2016 are as follows:

Years Ended December 31,

2017	$668,005
2018	695,986
2019	712,582
2020	729,821
2021	746,738
Thereafter	505,201
$4,058,333

Under this lease agreement, in addition to the base rent above, the Company pays additional rent as a percentage of the utilities, real estate taxes, and maintenance costs for the office and retail pharmacy facilities exceeding a base year amount. Rent expense for the post-acquisition period from November 1, 2016 to December 31, 2016 was $112,857. Rent expense for the period from January 1, 2016 to October 31, 2016 and for the years ended December 31, 2015 and 2014 was $406,513, $522,928 and $478,135, respectively. Rent expense is included in cost of sales and operating expenses in the statements of operations.

11. Related Party Transactions

At December 31, 2016 and 2015, the Company had amounts due from related parties of $6,699 and $176,755, respectively, bearing interest at rates ranging from 1.65% to 2.0% per annum. Interest income relating to these receivables for the post-acquisition period from November 1, 2016 to December 31, 2016 was $22. Interest income relating to these receivables for the period from

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

January 1, 2016 to October 31, 2016 and for the years ended December 31, 2015 and 2014 was $1,383, $703 and $0, respectively.

At December 31, 2015, the Company also had a payable to one of its stockholders in the amount of $244,771.  Interest expense related to the payable was $473 for the year ended December 31, 2015.

12. Employee Benefit Plan

The Company sponsors a 401(k) savings plan, which allows employees with at least one month of service to make tax deferred contributions at a percentage of an employee’s compensation up to a maximum amount allowed under IRS guidelines. The plan provides for Company matching of employee contributions up to 4% of compensation. Employees are immediately vested in the matching contributions. Company contributions to the plan for the post-acquisition period from November 1, 2016 to December 31, 2016 were $35,708. Company contributions to the Plan for the period from January 1, 2016 to October 31, 2016 and for the years ended December 31, 2015 and 2014 totaled $199,146, $206,665 and $203,475, respectively. These contributions to the plan are included in cost of sales and operating expenses on the statement of operations.

13. Collective Bargaining Agreement

Pharmacy technicians and call center employees are subject to a collective bargaining agreement. The agreement expires in December 2018. Employees subject to the collective bargaining agreement receive most of the same benefits as all other employees and also have guaranteed pay increases. Thirty-five and thirty percent of the Company’s employees, respectively, were subject to the collective bargaining agreement at  and 2015.

14. Concentrations

The Company has one major customer who accounted for 18% of the Company’s total revenues for the period from August 17, 2016 to December 31, 2016. The same customer accounted for 19%, 20% and 22% of the Company’s total revenues for the period from January 1, 2016 to October 31, 2016 and the years ended December 31, 2015 and 2014, respectively. Aggregate accounts receivable due from this customer are approximately 12% and 18% of the Company’s total trade accounts receivable at December 31, 2016 and December 31, 2015, respectively.

For the post-acquisition period from November 1, 2016 to December 31, 2016, one vendor supplied approximately 84% of the Company’s total inventory purchases. The same vendor supplied approximately 82%, 97% and 83%, respectively, of the Company’s total inventory purchases for the period from January 1, 2016 to October 31, 2016 and the years ended December 31, 2015 and 2014, respectively. Aggregate accounts payable due to this vendor were approximately 82% and 87% of the Company’s total trade accounts payable at December 31, 2016 and December 31, 2015, respectively. Management does not believe these concentrations to represent significant risks to the business.

15. Contingencies

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material effect on the financial condition or results of operations of the Company.